Exhibit 99.1

Markforged Announces Changes to the Board of Directors

•	Aaron VanDevender appointed to the Board of Directors to replace Kevin Hartz

•	Board Chairman Alan Masarek appointed to the Compensation Committee

Waltham, Mass. – June 5, 2023 – Markforged Holding Corporation (NYSE: MKFG), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced the appointments of Aaron VanDevender to the Board of Directors and Board Chairman Alan Masarek to the Compensation Committee. Additionally, Kevin Hartz announced his resignation and amicable departure from the Board of Directors.

“Thanks to Kevin, Markforged was able to get access to public capital markets and fund its accelerated innovation efforts. Over the last two years Kevin also helped us navigate through a challenging macroenvironment while prioritizing the organic and inorganic R&D investments that are powering our preparations for the biggest launch of products in our history. I am grateful to Kevin for lending his keen insight and unwavering support to Markforged since joining the Board. I wish him the best of luck in his future endeavors,” said Shai Terem, Markforged’s President and Chief Executive Officer.

Alan Masarek, Chairman of the Board commented, “On behalf of Markforged, we thank Kevin for all of his contributions to the Company and wish Aaron a warm welcome to the Board.”

Terem added, “We are truly delighted to have Aaron join the Board at this pivotal time for Markforged. His deep understanding of foundational technology and proven ability from his time as Chief Scientist of the Founders Fund to identify products that can disrupt entire industries complements our existing Board. I look forward to having his insight and guidance to help Markforged execute our strategic plan.”

Hartz’s departure is not related to any disagreements concerning operating, accounting or financial reporting matters.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, the effect of the Board of Directors transition on Markforged and the timing and impact of any product launches by Markforged. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

Contacts

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com

Media

Sam Manning, Principal Public Relations Manager

press@markforged.com